                    Exhibit 99.3 - Joint Filers' Signatures

                         LIME ROCK PARTNERS V, L.P.

                         By: Lime Rock Partners GP V, L.P., its general partner

                         By: LRP GP V, Inc., its general partner

                             By: /s/ John T. Reynolds      Date: August 25, 2009
                                 -------------------------       ---------------
                             Name:  John T. Reynolds
                             Title: Director

                         LIME ROCK PARTNERS GP V, L.P.

                             By: LRP GP V, Inc., its general partner

                             By: /s/ John T. Reynolds      Date: August 25, 2009
                             -----------------------------       ---------------
                             Name:  John T. Reynolds
                             Title: Director

                         LRP GP V, INC.

                             By: /s/ John T. Reynolds      Date: August 25, 2009
                             -----------------------------       ---------------
                             Name:  John T. Reynolds
                             Title: Director